EXHIBIT 10.2

BDO Audiberia Juan Bravo, 3-B 28006 Madrid España

TERRA NETWORKS

Sociedad Anónima

Calle Nicaragua, No. 54

08029 Barcelona, Spain

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Terra Networks, S.A. on Form S-8 listed below of our report dated January 31, 2003, with respect to the consolidated financial statements of Terra Networks España, S.A., which is included in Terra Networks’ Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission on June 26, 2003:

333-73898	Terra Networks 2001 Stock Option Plan
333-12208	Post-Effective Amendment to register ordinary shares from the Terra Networks 2000 Stock Option Plan previously registered on Form F-4

Madrid, Spain, June 26, 2003

BDO Audiberia /s/ Alfonso Osorio Iturmendi Alfonso Osorio Iturmendi